Exhibit (n)(1)(i)

AMENDED SCHEDULE A

to the

TWENTY-FIRST AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3
for
VOYA FUNDS TRUST
Name of Fund				Classes of Shares
	A	C	I	P	P2	P3	R	R6	W
Voya Floating Rate Fund	√	√	√	√	N/A	√	√	√	√
Voya GNMA Income	√	√	√	√	N/A	N/A	√	√	√
Fund
Voya Government	√	√	√	N/A	N/A	N/A	√	N/A	√
Money Market Fund
Voya High Yield Bond	√	√	√	√	N/A	√	√	√	√
Fund
Voya Intermediate Bond	√	√	√	N/A	N/A	√	√	√	√
Fund
Voya Short Duration	√	√	√	N/A	N/A	N/A	N/A	√	N/A
High Income Fund
Voya Short Term Bond	√	√	√	N/A	√	√	√	√	√
Fund
Voya Strategic Income	√	√	√	√	N/A	√	√	√	√
Opportunities Fund

Schedule A Last Amended: March 16, 2023, to reflect the addition of Class C shares for Voya Short Duration High Income Fund.

Exhibit (n)(1)(i)

AMENDED SCHEDULE B

to the

TWENTY-FIRST AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Name of Fund				Classes of Shares
	A	C	I	P	P2	P3	R	R6	W
Voya Floating Rate	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Fund
Voya GNMA	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Income Fund
Voya Government	N/A	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Money Market
Fund
Voya High Yield	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Bond Fund
Voya Intermediate	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Bond Fund
Voya Short	0.25	1.00	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Duration High
Income Fund
Voya Short Term	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Bond Fund
	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	N/A

Voya Strategic

Income

Opportunities Fund

Schedule B Last Amended: March 16, 2023, to reflect the addition of Class C shares for Voya Short Duration High Income Fund.

2